UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 20, 2007
Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20200 Sunburst Street, Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On November 20, 2007, North American Scientific, Inc., a Delaware corporation, and its wholly-owned subsidiary, North American Scientific, Inc., a California corporation (collectively, the “Company”), entered into a Seventh Amendment and Forbearance to its Loan and Security Agreement with Silicon Valley Bank (the “Bank”). The Amendment includes: (i) an extension of the maturity date of the Loan Agreement to December 20, 2007, and an extension of the maturity date of the Bridge Loan Sublimit to the earlier of December 20, 2007 or the date the Company closes a private investment public equity transaction, and (ii) a forbearance by the Bank from exercising its rights and remedies against the Company, until such time as the Bank determines in its discretion to cease such forbearance, due to the defaults under the Loan Agreement resulting from the Company failing to comply with the tangible net worth covenant in the Loan Agreement as of July 31, 2007, August 31, 2007 and September 30, 2007.

In connection with the amendment to the Bank Loan Agreement, the Company granted a warrant to the Bank to purchase 90,909 shares of the Company’s Common Stock, at a warrant price of $0.55 per share, subject to adjustment as provided in such warrant. The warrant will expire in five years unless previously exercised.

Also, on November 20, 2007, the Company executed a Second Amendment to the Loan Agreement with Agility Capital, LLC to extend the maturity date of the Agility Loan Agreement from November 20, 2007 to December 21, 2007, and the Company executed an Amendment to the Loan Agreement with Mr. John Friede, a director and stockholder of the Company, to extend the maturity date of the Friede Loan Agreement from November 20, 2007 to December 20, 2007.

In connection with the amendment to the Agility Loan Agreement, the Company granted a warrant to Agility to purchase that number of shares of the Company’s Common Stock as shall be equal to $231,250 divided by the warrant price, which is equal to the lowest of (i) the closing price of Company’s Common Stock the day before the issue date of the warrant, as published in The Wall Street Journal on the issue date, or (ii) the average closing price of the Company’s Common Stock for the 30 days before the issue date, or (iii) the price at which Company next issues its Common Stock or other equity-linked securities, other than issuances of its Common Stock to officers and employees by the Company pursuant to its 2006 Stock Plan, 2000 Employee Stock Purchase Plan and 2003 Non-Employee Directors’ Equity Compensation Plan and any other employee incentive plan approved by Company’s stockholders, subject to adjustment as provided in the warrant. The warrant will expire in seven years unless previously exercised.

In the amendment to the Friede Loan Agreement, the amount which may be borrowed by the Company thereunder was reduced from $500,000 to $250,000.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release dated November 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: November 21, 2007	By:	/s/John B. Rush
Name: John B. Rush
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release dated November 21, 2007.